                            REPORT OF INDEPENDENT AUDITORS

Board of Directors
American States Financial Corporation


We have audited the accompanying consolidated balance sheets of American States Financial Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also include the financial statement schedules listed in the index at item 14(a)(2). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American States Financial Corporation and subsidiaries at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statements and schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                            ERNST & YOUNG LLP


Indianapolis, Indiana
January 28, 1997

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEETS



                                                                                       December 31,
                                                                                ---------------------------
                                                                                   1996             1995
                                                                                   ----             ----
                                                                                  (Dollars in Thousands)
ASSETS
Investments:
  Securities available-for-sale at fair value:
    Fixed maturity (amortized cost: 1996 - $3,579,807; 1995 - $3,590,601)    $3,763,880          $3,860,883
    Equity (cost: 1996 - $362,720; 1995 - $374,232)                             435,137             437,685
  Mortgage loans                                                                 32,293              33,319
  Short-term investments                                                         73,276              63,170
  Other invested assets                                                          37,986              35,178
                                                                             ----------          ----------
         Total investments                                                    4,342,572           4,430,235

Cash                                                                             13,610              12,708
Premium receivable, less allowance for doubtful accounts (1996 - $3,045;
    1995 - $2,860)                                                              413,444             377,802
Deferred policy acquisition costs                                               202,233             199,192
Properties to be sold, less valuation allowances (1996 - $26,916;
    1995 - $28,350)                                                              30,633              41,403
Property and equipment-at cost, less allowances for depreciation (1996 -
    $73,789; 1995 - $79,011)                                                     31,143              29,823
Accrued investment income                                                        64,602              66,173
Deferred federal income taxes recoverable                                       128,742             100,647
Cost in excess of net assets of acquired subsidiaries, less amortization
    (1996 - $46,036; 1995 - $42,618)                                             97,772             101,190
Ceded reinsurance on claims and claims expense reserves                         179,445             136,939
Miscellaneous                                                                    36,887              43,073
                                                                             ----------          ----------
         Total Assets                                                        $5,541,083          $5,539,185
                                                                             ----------          ----------
                                                                             ----------          ----------



                               (continued on next page)

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES



                                                                                      December 31,
                                                                             -------------------------------
                                                                               1996                1995
                                                                               ----                ----
                                                                                (Dollars in Thousands)
LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
    Losses, loss adjustment expense and future policy benefits               $2,868,348          $2,828,337
    Unearned premiums                                                           711,955             718,478
                                                                             ----------          ----------
         Total policy liabilities and accruals                                3,580,303           3,546,815

Commissions and other expenses                                                  120,872             134,031
Current federal income taxes payable                                              5,303               7,095
Outstanding checks                                                               69,901              67,308
Short-term debt due LNC                                                          66,667                   -
Notes payable                                                                    99,511                   -
Debt due LNC                                                                    133,333                   -
Other liabilities                                                               129,154             115,229
                                                                             ----------          ----------
         Total liabilities                                                    4,205,044           3,870,478

Shareholders' equity:
    Common stock, no par value: 195,000,000 shares authorized,
      shares issued and outstanding: 1996 - 60,050,515; 1995 - 50,000,000       304,493             387,547
    Net unrealized gain on securities available-for-sale                        163,647             211,767
    Retained earnings                                                           867,899           1,069,393
                                                                             ----------          ----------
         Total shareholders' equity                                           1,336,039           1,668,707
                                                                             ----------          ----------
         Total liabilities and shareholders' equity                          $5,541,083          $5,539,185
                                                                             ----------          ----------
                                                                             ----------          ----------



SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF INCOME


                                                                                           Year Ended December 31,
                                                                             ---------------------------------------------------
                                                                               1996                1995                1994
                                                                               ----                ----                ----
                                                                                          (Dollars in Thousands,
                                                                                          Except Per Share Data)
Revenue:
  Premiums and other revenue                                                 $1,674,122          $1,746,386          $1,745,971
  Net investment income                                                         274,314             266,569             260,454
  Realized gain on investments                                                   35,538              41,044              19,936
  Loss on operating properties                                                        -             (28,350)                  -
                                                                             ----------          ----------          ----------
    Total revenue                                                             1,983,974           2,025,649           2,026,361

Benefits and expenses:
  Benefits and settlement expenses                                            1,248,879           1,242,270           1,271,957
  Commissions                                                                   282,991             291,551             296,886
  Operating and administrative expenses                                         206,755             236,825             208,123
  Taxes, licenses and fees                                                       37,295              45,891              49,003
  Interest on debt                                                               12,372                   -                 125
                                                                             ----------          ----------          ----------
    Total benefits and expenses                                               1,788,292           1,816,537           1,826,094

    Income before federal income taxes                                          195,682             209,112             200,267

Federal income taxes (credit):
  Current                                                                        28,160              35,298              26,124
  Deferred                                                                       (2,184)             (4,450)            (l0,4l5)
                                                                             ----------          ----------          ----------

    Total federal income taxes                                                   25,976              30,848              15,709
                                                                             ----------          ----------          ----------
    Net income                                                               $  169,706          $  178,264          $  184,558
                                                                             ----------          ----------          ----------
                                                                             ----------          ----------          ----------

Net income per share                                                         $     3.03          $     3.57          $     3.69
                                                                             ----------          ----------          ----------
                                                                             ----------          ----------          ----------

Weighted average shares outstanding                                          55,975,238          50,000,000          50,000,000
                                                                             ----------          ----------          ----------
                                                                             ----------          ----------          ----------






SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (Dollars in Thousands)


                                                                           Net Unrealized
                                                       Common Stock        Gain (Loss) on
                                                  -----------------------    Securities
                                                   Number                    Available-    Retained
                                                  of Shares      Amount       for-Sale     Earnings       Total
                                                  ---------      ------       --------     --------       -----

Balance at January 1, 1994 . . . . . . . . . .    50,000,000   $  387,547    $  239,080   $1,085,571   $1,712,198
Change in unrealized gain (loss) on
  securities available-for-sale. . . . . . . .             -            -      (248,190)           -     (248,190)
Cash dividends paid to LNC . . . . . . . . . .             -            -             -     (180,000)    (180,000)
Net income . . . . . . . . . . . . . . . . . .             -            -             -      184,558      184,558
                                                  ----------   ----------    ----------   ----------   ----------
Balance at December 31, 1994 . . . . . . . . .    50,000,000      387,547        (9,110)   1,090,129    1,468,566

Change in unrealized gain (loss) on
  securities available-for-sale. . . . . . . .             -            -       220,877            -      220,877
Cash dividends paid to LNC . . . . . . . . . .             -            -             -     (199,000)    (199,000)
Net income . . . . . . . . . . . . . . . . . .             -            -             -      178,264      178,264
                                                  ----------   ----------    ----------   ----------   ----------
Balance at December 31, 1995 . . . . . . . . .    50,000,000      387,547       211,767    1,069,393    1,668,707

Public offering of common stock. . . . . . . .    10,000,000      215,182             -            -      215,182
Common stock issued for employee benefit
  plans. . . . . . . . . . . . . . . . . . . .        50,515        1,162             -            -        1,162
Assumption and issuance of debt in
  exchange with LNC. . . . . . . . . . . . . .             -     (299,398)            -            -     (299,398)
Change in unrealized gain (loss) on
  securities available-for-sale. . . . . . . .             -            -       (48,120)           -      (48,120)
Dividends to LNC prior to public offering:
  Assets dividended. . . . . . . . . . . . . .             -            -             -     (299,866)    (299,866)
  Cash dividend. . . . . . . . . . . . . . . .             -            -             -      (46,134)     (46,134)
Cash dividends declared and paid after
  public offering ($.42 per share) . . . . . .             -            -             -      (25,200)     (25,200)
Net income . . . . . . . . . . . . . . . . . .             -            -             -      169,706      169,706
                                                  ----------   ----------    ----------   ----------   ----------
Balance at December 31, 1996 . . . . . . . . .    60,050,515   $  304,493    $  163,647   $  867,899   $1,336,039
                                                  ----------   ----------    ----------   ----------   ----------
                                                  ----------   ----------    ----------   ----------   ----------


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                Year Ended December 31,
                                                                      ---------------------------------------
                                                                           1996           1995           1994
                                                                           ----           ----           ----
                                                                                 (Dollars in Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                            $ 169,706      $ 178,264      $ 184,558
Adjustments to reconcile net income to cash provided by
  operating activities:
   Deferred policy acquisition costs                                        172           (280)         1,743
   Premiums and fees in course of collection                            (35,642)         6,220          4,558
   Accrual of discount on investments                                   (18,656)       (17,166)       (13,113)
   Amortization of premium on investments                                 4,973          6,782         12,571
   Accrued investment income                                             (2,859)         6,253           (622)
   Policy liabilities and accruals                                         (290)       (95,605)      (111,825)
   Federal income taxes                                                  (3,976)           803        (12,485)
   Provision for depreciation                                             7,549         10,535         10,453
   Gain on sale of investments                                          (35,538)       (41,044)       (19,936)
   Loss on operating properties                                               -         28,350              -
   Ceded reinsurance on claims and claims expense reserves              (42,506)         1,224         12,589
   Other                                                                  2,419         23,554          5,302
                                                                      ---------      ---------      ---------
     Net adjustments                                                   (124,354)       (70,374)      (110,765)
                                                                      ---------      ---------      ---------
     Net cash provided by operating activities                           45,352        107,890         73,793

CASH FLOWS FROM INVESTING ACTIVITIES
   Securities available-for-sale:
     Purchase of investments                                         (1,173,931)    (1,002,548)    (1,009,660)
     Sales of investments                                               892,669        990,781        983,684
     Maturities and redemptions                                          58,042         68,846        110,236
   Purchase of mortgage loans and other investments                     (10,973)       (11,441)       (13,441)
   Sale or maturity of mortgage loans and other investments               8,515         28,039         11,747
   Net (increase) decrease in short-term investments                    (10,106)        42,275         34,653
   Purchase of property and equipment, net                                1,900         (4,815)        (9,871)
   Other                                                                 11,807        (12,191)         1,989
                                                                      ---------      ---------      ---------
     Net cash provided by (used in) investing activities               (222,077)        98,946        109,337

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                               215,182              -              -
   Principal payments on notes payable                                        -              -         (5,000)
   Universal life investment contract deposits                           47,240         47,805         47,285
   Universal life investment contract withdrawals                       (13,461)        (9,067)        (9,330)
   Dividends paid                                                       (71,334)      (244,000)      (215,000)
                                                                      ---------      ---------      ---------
     Net cash provided by (used in) financing activities                177,627       (205,262)      (182,045)
                                                                      ---------      ---------      ---------
     Net increase in cash                                                   902          1,574          1,085


Cash at beginning of period                                              12,708         11,134         10,049
                                                                      ---------      ---------      ---------
Cash at end of period                                                  $ 13,610       $ 12,708       $ 11,134
                                                                      ---------      ---------      ---------
                                                                      ---------      ---------      ---------


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. BASIS OF PRESENTATION

PRINCIPLES OF CONSOLIDATION

  On February 5, 1996, American States Financial Corporation (the "Company") was incorporated in the State of Indiana to serve as a holding company. The consolidated financial statements include the accounts of American States Insurance Company ("ASI") and its wholly-owned insurance subsidiaries and have been presented as if the holding company formation occurred at the earliest date presented herein. The Company was a wholly owned subsidiary of Lincoln National Corporation ("LNC") until May 22, 1996, when LNC's ownership was reduced to 83% as a result of an initial public offering by the Company. ASI has licenses to write business in all 50 states and the District of Columbia. ASI and its subsidiaries write standard commercial and personal lines, and life insurance business throughout the United States with the greatest volume in the Midwest and Pacific Northwest. All significant intercompany accounts and transactions are eliminated in consolidation.

  During 1994, American Union Reinsurance Company and Amstats Insurance Company were sold. These transactions had no significant effect on the results of operation for that year.

HOLDING COMPANY FORMATION AND INITIAL PUBLIC OFFERING

  As noted above, the financial statements have been presented as if the Company had been organized at the earliest date presented herein. The formation of the Company was done in contemplation of an initial public offering. On April 22, 1996, ASI declared, and on May 15, 1996, it paid to LNC, a dividend of $300,000 consisting primarily of tax-exempt municipal securities ("Dividended Assets"). On May 16, 1996, LNC transferred all of the outstanding shares of ASI to the Company in exchange for 50,000,000 shares of Common Stock and $300,000 debt of the Company. The transfer of ASI stock to the Company by LNC in exchange for Company Common Stock and debt have been accounted for similar to a pooling of interests, thus the assets, liabilities, shareholders' equity and the results of operation of the Company and its subsidiaries have been combined at historical carrying values.

  On May 29, 1996, the closing date of the initial public offering, the Company issued 10,000,000 shares of Common Stock at $23 per share to the public. The net proceeds, after deduction of underwriting discounts and offering expenses were $215,182. The Company contributed $140,500 of such net proceeds to ASI to enable it to invest in taxable securities for its investment portfolio and the remainder was retained by the Company for general corporate purposes.

  The 50,000,000 shares held by LNC are "restricted shares" as defined by Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). Such shares may not be resold in the absence of registration under the Securities Act or exemptions from such registration including, among others, the exemption provided by Rule 144 of the Securities Act. As an affiliate of the Company, LNC is subject to certain volume restrictions on the sale of shares of the Company's Common Stock.

  The Company's Common Stock is publicly traded on the New York Stock Exchange under the symbol "ASX".

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

  Fixed maturity and equity securities (common and perpetual preferred stocks) are classified as available-for-sale and accordingly, are carried at fair value.

  For the mortgage-backed bond portion of the fixed maturity securities portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. The net investment in the securities is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the securities. This adjustment is reflected in net investment income.

  Mortgage loans on real estate are carried at the outstanding principal balances less unaccrued discounts and allowances for losses. Short-term investments which are carried at cost, include all highly liquid debt instruments purchased with a maturity of one year or less, and the carrying value approximates fair value.

  Realized gains and losses on investments are recognized in net income using the specific identification method. Changes in the fair values of securities carried at fair value are reflected directly in shareholders' equity after deductions for related adjustments for deferred policy acquisition costs and deferred taxes.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost, less allowances for depreciation. Depreciation is computed generally by the straight-line method at rates calculated to amortize costs over the estimated useful lives of the assets. Properties to be sold are carried at the lower of amortized cost or estimated fair value, less selling costs. The difference between book value and fair value is recognized by maintaining a valuation allowance.

COST IN EXCESS OF NET ASSETS OF ACQUIRED SUBSIDIARIES

  Cost in excess of net assets from the purchase of subsidiaries is being amortized using the straight-line method up to 40 years. The carrying value of these assets will be reviewed if the facts and circumstances suggest that it may be impaired. If the undiscounted cash flows estimated to be generated by these assets are less than the carrying amounts, an impairment loss would be recognized.

USE OF ESTIMATES

  The nature of the insurance business requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results reported in future financial statements could differ from these estimates. The effects of changes in estimates are included in the operating results for the period in which such changes occur.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

LOSSES, LOSS ADJUSTMENT EXPENSE AND FUTURE POLICY BENEFITS

  The liability for losses and loss adjustment expense is determined using case basis evaluation and statistical analysis and represents estimates of the ultimate net cost of all reported and unreported losses which are unpaid at year end. This liability includes estimates of future trends in claim severity and frequency and other factors which could vary as the losses are ultimately settled. Although it is not possible to measure the degree of variability inherent in such estimates, management believes that the liability for losses and loss adjustment expense is adequate. The estimates are continually reviewed and as adjustments become necessary to this liability, they are made and reflected in current operations. The reserve for losses and loss adjustment expense is stated at an amount after deduction of salvage and subrogation recoverable. At December 31, 1996, the Company has guaranteed and is contingently liable in the amount of $43,855 with respect to annuities purchased to fund structured settlements. In the normal course of settling losses, the Company has been named in various lawsuits. The ultimate settlement of these lawsuits is not expected to be material to the Company's operations.

  Future policy benefits on traditional life insurance have been computed using principally a net-level premium method and assumptions for investment yields, withdrawals and mortality based principally on Company experience projected at the time of policy issue, with provision for possible adverse deviations. Interest assumptions for direct individual life reserves range from approximately 4.5% for 1958 issues to 6.75% for 1996 issues. With respect to universal life and annuity products, the retrospective deposit accounting method is used. Policy reserves represent the premiums received plus accumulated interest, less mortality and administrative charges.

RECOGNITION OF INCOME AND EXPENSES

  Premiums include property and casualty insurance premiums and life insurance premiums and contract charges earned. Direct property and casualty insurance premiums are earned ratably over the terms of the policies. Assumed reinsurance premiums are earned ratably over the terms of the original policies issued and terms of the reinsurance contracts. The reserve for unearned premiums is computed by the semi-monthly pro rata method. Life insurance premiums on traditional life business are generally earned when due. Revenues for universal life and investment products consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees, and surrender charges assessed against policyholder account balances during the period. Expenses related to these products include interest credited to policyholder account balances and death benefits incurred in excess of policyholder account balances. Commissions, premium taxes, and certain other expenses incurred in the acquisition of business are deferred and amortized as the related premiums are earned. Acquisition costs that are not recoverable from future premiums and related investment income are expensed. The amounts of acquisition costs amortized were $338,012, $359,840 and $359,747 in 1996, 1995 and 1994, respectively.

FEDERAL INCOME TAXES

  A consolidated federal income tax return is filed by LNC and includes the Company. Pursuant to an agreement with LNC, the Company provides for income taxes on the basis of a separate return calculation. The taxes computed are remitted to or collected from LNC.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

PENSION PLAN AND OTHER RETIREMENT BENEFITS

  A qualified non-contributory defined benefit retirement plan covers substantially all employees. Benefits are based on total years of service and the highest 60 months of compensation during the last 10 years of employment. The plan is funded by contributions to tax-exempt trusts consistent with requirements of federal law and regulations. Contributions are intended to provide not only the benefits attributed to service to date, but also those expected to be earned in the future. Plan assets consist principally of listed equity securities, corporate obligations, and United States government bonds.

  The Company also sponsors an unfunded, nonqualified, supplemental defined benefit pension plan for certain employees.

  Further, the Company sponsors an unfunded defined benefit plan that provides postretirement medical and life insurance benefits to full-time employees who have worked 10 years and attained age 55 while in service with the Company. The plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance.

  Eligible employees also participate in a defined contribution plan. The Company's contribution to the plan is equal to a participant's pre-tax contribution, not to exceed 6% of base pay, multiplied by a percentage, ranging from 25% to 150%, which varies according to certain incentive criteria as determined by the Board of Directors. Expense for this plan amounted to $5,297, $6,644 and $11,419 in 1996, 1995 and 1994, respectively.

STOCK OPTIONS

  The Company utilizes the intrinsic value method of accounting to determine whether compensation expense should be recognized in conjunction with its stock option incentive plan. Using the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date, or other measurement date, over the amount an employee must pay to acquire the stock. Since all options are granted at market price, the Company has not recognized compensation expense relating to the stock option incentive plan.

RECLASSIFICATIONS

  Amounts from prior periods have been reclassified to conform to the 1996 presentation. Net income and shareholders' equity have not been affected by these reclassifications.

               AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. INVESTMENTS

  The cost, unrealized gains and losses and fair value of securities available-for-sale are as follows:

                                                                             Securities Available-for-Sale
                                                                 -----------------------------------------------------
                                                                 Amortized     Unrealized      Unrealized
                                                                   Cost           Gains           Losses    Fair Value
                                                                   ----           -----           ------    ----------
DECEMBER 31, 1996
United States treasury securities and other United States
  government agencies . . . . . . . . . . . . . . . . . . .    $   188,574    $     7,583    $       320    $   195,837
Obligations of states and political subdivisions  . . . . .      1,965,798        131,626          1,323      2,096,101
Corporate securities  . . . . . . . . . . . . . . . . . . .      1,052,694         49,929          8,721      1,093,902
Mortgage-backed securities  . . . . . . . . . . . . . . . .        298,733          4,365          2,282        300,816
Redeemable preferred stocks . . . . . . . . . . . . . . . .         74,008          3,590            374         77,224
                                                                -----------   -----------    -----------    -----------
Total fixed maturity securities . . . . . . . . . . . . . .      3,579,807        197,093         13,020      3,763,880
Common and perpetual preferred stocks . . . . . . . . . . .        362,720         76,475          4,058        435,137
                                                                -----------   -----------    -----------    -----------
                                                               $ 3,942,527    $   273,568    $    17,078    $ 4,199,017
                                                                -----------   -----------    -----------    -----------
                                                                -----------   -----------    -----------    -----------

DECEMBER 31, 1995
United States treasury securities and other United States
  government agencies . . . . . . . . . . . . . . . . . . .    $   301,547    $    27,097    $        86    $   328,558
Obligations of states and political subdivisions  . . . . .      2,222,697        153,728          2,211      2,374,214
Corporate securities  . . . . . . . . . . . . . . . . . . .        679,983         77,831            692        757,122
Mortgage-backed securities  . . . . . . . . . . . . . . . .        312,705         11,326            320        323,711
Redeemable preferred stocks . . . . . . . . . . . . . . . .         73,669          3,985            376         77,278
                                                                -----------   -----------    -----------    -----------
Total fixed maturity securities . . . . . . . . . . . . . .      3,590,601        273,967          3,685      3,860,883
Common and perpetual preferred stocks . . . . . . . . . . .        374,232         71,306          7,853        437,685
                                                                -----------   -----------    -----------    -----------
                                                               $ 3,964,833    $   345,273    $    11,538    $ 4,298,568
                                                                -----------   -----------    -----------    -----------
                                                                -----------   -----------    -----------    -----------


  Fair values for fixed maturity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments. The fair values for equity securities are based on quoted market prices.

  The amortized cost and estimated fair value of fixed maturity securities at December 31, 1996, by contractual maturity, is shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

                                                      Amortized       Fair
                                                        Cost         Value
                                                        ----         -----

    Available-for-sale:
       Due in one year or less . . . . . . . . . .  $    120,401  $    121,124
       Due after one year through five years . . .       728,552       776,878
       Due after five years through ten years. . .     1,214,593     1,277,075
       Due after ten years . . . . . . . . . . . .     1,217,528     1,287,987
                                                    ------------  ------------
                                                       3,281,074     3,463,064
    Mortgage-backed securities . . . . . . . . . .       298,733       300,816
                                                    ------------  ------------
                                                    $  3,579,807  $  3,763,880
                                                    ------------  ------------
                                                    ------------  ------------

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. INVESTMENTS (Continued)

  Major categories of investment income are summarized as follows:


                                                                               1996           1995           1994
                                                                            -----------    -----------    -----------
  Fixed maturity:
      Tax exempt. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   123,608    $   134,506    $   145,940
      Taxable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       120,571        100,611         81,000
                                                                            -----------    -----------    -----------
                                                                                244,179        235,117        226,940

    Equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21,048         23,328         26,759
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11,348         11,938         11,754
                                                                            -----------    -----------    -----------
                                                                                276,575        270,383        265,453
    Less investment expense. . . . . . . . . . . . . . . . . . . . . . .          2,261          3,814          4,999
                                                                            -----------    -----------    -----------
    Net investment income. . . . . . . . . . . . . . . . . . . . . . . .    $   274,314    $   266,569    $   260,454
                                                                            -----------    -----------    -----------
                                                                            -----------    -----------    -----------

  The change in unrealized gain (loss) on securities available-for-sale is as follows:


                                                                                1996           1995           1994
                                                                             -----------    -----------    -----------

  Fixed maturity securities available-for-sale . . . . . . . . . . . . .     $   (86,209)   $   308,589    $  (346,946)
  Equity securities available-for-sale . . . . . . . . . . . . . . . . .           8,964         44,921        (46,001)
                                                                             -----------    -----------    -----------
  Net change in unrealized gain (loss) on securities
    available-for-sale . . . . . . . . . . . . . . . . . . . . . . . . .         (77,245)       353,510       (392,947)
  Adjustment for effect on other balance sheet
    accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,214        (11,877)        11,116
  Less deferred income taxes . . . . . . . . . . . . . . . . . . . . . .          25,911       (120,756)       133,641
                                                                             -----------    -----------    -----------
  Change in unrealized gain (loss) included in
    shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . .     $   (48,120)   $   220,877    $  (248,190)
                                                                             -----------    -----------    -----------
                                                                             -----------    -----------    -----------

  The realized gain (loss) on investments is summarized as follows:


                                                                                1996           1995           1994
                                                                             -----------    -----------    -----------
  Available-for-sale:
    Fixed maturity
       Gross gain. . . . . . . . . . . . . . . . . . . . . . . . . . . .     $     9,975    $     5,816    $    18,977
       Gross loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .         (11,505)        (5,063)       (11,300)
    Equity securities
       Gross gain. . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    54,169    $    63,123    $    36,663
       Gross loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .         (16,413)       (24,264)       (29,942)
    Other, net of expenses . . . . . . . . . . . . . . . . . . . . . . .            (688)         1,432          5,538
                                                                             -----------    -----------    -----------
       Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    35,538    $    41,044    $    19,936
                                                                             -----------    -----------    -----------
                                                                             -----------    -----------    -----------


  The Company has estimated the fair value of its investment in mortgage loans on real estate to be $33,943 and $35,591 at December 31, 1996 and 1995, respectively. This estimate was established using a discounted cash flow method based on rating, maturity and future income when compared to the expected yield for mortgages having similar characteristics.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. INVESTMENTS (Continued)

  The Company had no impaired loans at the end of December 31, 1996 or 1995. A reconciliation of the mortgage loan allowance for losses is as follows:


                                                                                               1995           1994
                                                                                            -----------    -----------
    Balance at beginning of year . . . . . . . . . . . . . . . . . . . .                    $     4,435    $     5,968
    Provisions for losses. . . . . . . . . . . . . . . . . . . . . . . .                            155             76
    Releases due to recoveries . . . . . . . . . . . . . . . . . . . . .                              -         (1,222)
    Releases due to sales. . . . . . . . . . . . . . . . . . . . . . . .                         (4,330)          (387)
    Transfers to other invested assets . . . . . . . . . . . . . . . . .                           (260)             -
                                                                                            -----------    -----------
    Balance at end of year . . . . . . . . . . . . . . . . . . . . . . .                    $         -    $     4,435
                                                                                            -----------    -----------
                                                                                            -----------    -----------

  The carrying value of short-term investments and other invested assets approximate fair value.

4. LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

  Activity in the liability for losses and loss adjustment expense for property and casualty operations is summarized as follows:


                                                                                1996           1995           1994
                                                                             -----------    -----------    -----------
Balance as of January 1, net of related reinsurance recoverables . . . .     $ 2,294,458    $ 2,377,245    $ 2,458,465
Add:
  Provision for losses and loss adjustment expense occurring in the
    current year, net of reinsurance . . . . . . . . . . . . . . . . . .       1,245,580      1,233,627      1,318,224
  Decrease in estimated losses and loss adjustment expense
    occurring in prior years, net of reinsurance . . . . . . . . . . . .         (45,705)       (39,917)       (91,984)
                                                                             -----------    -----------    -----------
  Incurred losses and loss adjustment expense during the current
    year, net of reinsurance . . . . . . . . . . . . . . . . . . . . . .       1,199,875      1,193,710      1,226,240
Deduct:
  Losses and loss adjustment expense payments for losses, net of reinsurance, occurring during:
       Current year. . . . . . . . . . . . . . . . . . . . . . . . . . .         653,977        613,580        617,425
       Prior years . . . . . . . . . . . . . . . . . . . . . . . . . . .         578,664        662,917        690,035
                                                                             -----------    -----------    -----------
                                                                               1,232,641      1,276,497      1,307,460
                                                                             -----------    -----------    -----------
Balance as of December 31, net of related reinsurance recoverables . . .       2,261,692      2,294,458      2,377,245
Reinsurance recoverables on losses and loss adjustment expenses
  at end of year . . . . . . . . . . . . . . . . . . . . . . . . . . . .         164,413        120,117        119,458
                                                                             -----------    -----------    -----------
Liability for losses and loss adjustment expense, gross of related
  reinsurance recoverables, at end of year . . . . . . . . . . . . . . .     $ 2,426,105    $ 2,414,575    $ 2,496,703
                                                                             -----------    -----------    -----------
                                                                             -----------    -----------    -----------

  The reconciliation shows a decrease to the liability for estimated losses and loss adjustment expense arising in prior years. Such reserve adjustments, which affected current operations during each of the years, resulted from developed losses from prior years being different than were anticipated when the liability for losses and loss expense were originally estimated. Favorable development trends are partially a result of the change the Company has initiated in its underwriting and claims adjudication practices. These development trends have been considered in establishing the current year liabilities.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

  Included in the liability for losses and loss adjustment expense, net of related reinsurance recoverables, is the liability for environmental and asbestos losses of $250,521 and $241,216 as of December 31, 1996 and 1995, respectively. In establishing liabilities for losses and loss adjustment expense related to environmental and asbestos matters, management considers facts currently known and the current state of the law and coverage litigation. Liabilities are recognized for known losses, including the cost of related litigation, when sufficient information has been developed to indicate the involvement of a specific insurance policy and management can reasonably estimate its liability. In addition, liabilities have been established to cover additional exposures on both known and unasserted losses. Estimates of the liabilities are reviewed and updated continually. Developed case law and adequate claim history do not exist for a portion of the Company's environmental and asbestos exposure, especially because significant uncertainty exists about the outcome of coverage litigation and whether past loss experience will be representative of future loss experience. Management believes the estimated liabilities provided for environmental and asbestos losses at December 31, 1996, are adequate; however, it is reasonably possible that a change in estimate of the required liability could occur in the future. It is not possible to provide a meaningful estimate of a range of possible outcomes at this time.

  The Company writes personal and commercial lines of property and casualty insurance throughout the United States. As a result, the Company is always at risk that there could be significant losses arising in certain geographic areas from catastrophes, such as earthquakes and hurricanes. In 1996 the Company's property catastrophe reinsurance program, its "primary coverage", provided protection of 93% of $150,000, or approximately $139,500, in excess of a $30,000 retention per occurrence. In 1997, the Company's primary coverage will provide protection of 90% of $150,000, or approximately $135,000, in excess of a $30,000 retention per occurrence. In addition, in 1997 the Company has also purchased an additional coverage layer of 90% of $100,000, or $90,000, in excess of its primary coverage. This additional 1997 layer provides protection solely for non-California earthquake exposure.

  The Company's policies providing earthquake, hurricane and related coverage in the midwest, western and southeastern coastal areas of the United States could expose the Company to losses exceeding its reinsurance limits. Although the exposure exists, the Company has not encountered losses in excess of its reinsurance limits during the past twenty years. It is also possible that catastrophes could have an adverse effect on the Company's reinsurers. As the Company is not relieved of its primarv obligation to the policyholder in a reinsurance transaction, an event or series of events which render uncollectible any amounts due from its reinsurers could have a material adverse effect on the Company.

  The following is a reconciliation of the activity in the liability for losses and loss adjustment expense for property and casualty operations to the consolidated balance sheets and statements of income:


                                                                                1996           1995           1994
                                                                             -----------    -----------    -----------
Property and casualty incurred losses and loss adjustment expense
  during the current year, net of reinsurance. . . . . . . . . . . . . .     $ 1,199,875    $ 1,193,710    $ 1,226,240
Life insurance benefits and settlement expenses,
  net of reinsurance . . . . . . . . . . . . . . . . . . . . . . . . . .          49,004         48,560         45,717
                                                                             -----------    -----------    -----------
Benefits and settlement expenses, net of reinsurance . . . . . . . . . .     $ 1,248,879    $ 1,242,270    $ 1,271,957
                                                                             -----------    -----------    -----------
                                                                             -----------    -----------    -----------

Liability for property and casualty losses and loss adjustment
  expense, at end of year. . . . . . . . . . . . . . . . . . . . . . . .     $ 2,426,105    $ 2,414,575    $ 2,496,703
Liability for life future policy benefits, at end of year. . . . . . . .         442,243        413,762        381,532
                                                                             -----------    -----------    -----------
Liability for losses, loss adjustment expense and future policy
  benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 2,868,348    $ 2,828,337    $ 2,878,235
                                                                             -----------    -----------    -----------
                                                                             -----------    -----------    -----------


              AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)


                                                                                1996           1995           1994
                                                                             -----------    -----------    -----------
Reinsurance recoverables on property and casualty losses and loss
  adjustment expenses, at end of year. . . . . . . . . . . . . . . . . .     $   164,413    $   120,117    $   119,458
Reinsurance recoverables on life future policy benefits,
  at end of year . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15,032         16,822         18,705
                                                                             -----------    -----------    -----------
Ceded reinsurance on claims and claims expense reserves,
  at end of year . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   179,445    $   136,939    $   138,163
                                                                             -----------    -----------    -----------
                                                                             -----------    -----------    -----------

5. NOTES PAYABLE AND DEBT DUE LNC

  In conjunction with the formation of the Company, $100,000 of debt was assumed from LNC ("Assumed Debt"). The Assumed Debt is governed by an agreement between the Company and LNC (the "Assumption Agreement") which provides for the payment by the Company of the currently outstanding 7 1/8% notes due July 15, 1999, originally issued to the public by LNC on July 15, 1992. LNC continues to be the primary obligor of this public debt; however, pursuant to the Assumption Agreement, the Company will make a $100 million principal payment on July 15, 1999 to repay the holders of the public debt. The Assumption Agreement also provides that interest at 7 1/8% is payable semi-annually by the Company.

  Also in conjunction with the formation of the Company, a $200,000 term note was issued to LNC ("Term Note"). The Term Note will pay interest quarterly at a rate of 50 basis points over the rate on three year Treasury Notes through November 14, 1997, 50 basis points over the rate on two year Treasury Notes from November 15, 1997 through November 14, 1998 and 50 basis points over the rate on one-year Treasury Bills from November 15, 1998 through the maturity date. The current rate of interest on the Term Note is 6.7%. The Term Note will be payable in three equal principal payments due on August 15, 1997, 1998 and 1999. Pursuant to the provisions on the Term Note, the Company will have the right to prepay the Term Note at any time. The Term Note also contains covenants that will, among other things, (i) require the Company to maintain certain levels of adjusted consolidated net worth (as defined in the Term Note), and (ii) restrict the ability of the Company to incur indebtedness in excess of 50% of its adjusted consolidated net worth and to enter into a major corporate transaction unless the Company is the survivor and would not be in default.

  In 1996, the Company incurred and paid interest cost of $12,372 and $7,218, respectively.

  Minimum repayments on the outstanding Assumed Debt and Term Note at December 31, 1996 are scheduled as follows:

1997 (included in short-term debt due LNC) . . . . . . . . . . .      $ 66,667
1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        66,667
1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       166,667

  On May 29, 1996, the Company entered into a revolving credit agreement with third party financial institutions in which the Company may borrow and repay amounts up to a maximum of $200,000 (the "Line of Credit"). Borrowings using the Line of Credit will bear interest generally at variable rates tied to LIBOR, an adjusted certificate of deposit rate or other short-term indices. No debt was outstanding using the Line of Credit at December 31, 1996.

               AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. FEDERAL INCOME TAXES

  Federal income taxes paid in 1996, 1995 and 1994 were $29,952, $30,045, and $28,556, respectively.

  The effective tax rate on pre-tax income is lower than the prevailing corporate federal income tax rate. A reconciliation of this difference is as follows:



                                                                                1996           1995           1994
                                                                             -----------    -----------    -----------
Tax on pre-tax income at 35% . . . . . . . . . . . . . . . . . . . . . .     $    68,489    $    73,189    $    70,093
Add (deduct) tax effect of:
  Tax exempt bond interest . . . . . . . . . . . . . . . . . . . . . . .         (42,286)       (47,174)       (51,333)
  Dividends earned . . . . . . . . . . . . . . . . . . . . . . . . . . .          (5,482)        (5,513)        (6,028)
  15% of tax exempt interest and dividends received deduction. . . . . .           6,660          7,311          7,828
  Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,196          1,196          1,219
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (2,601)         1,839         (6,070)
                                                                             -----------    -----------    -----------
Federal income taxes . . . . . . . . . . . . . . . . . . . . . . . . . .     $    25,976    $    30,848    $    15,709
                                                                             -----------    -----------    -----------
                                                                             -----------    -----------    -----------

  Significant components of net deferred tax assets and liabilities are as follows:


                                                                                               1996           1995
                                                                                            -----------    -----------
Deferred tax assets:
  Unearned premium reserve . . . . . . . . . . . . . . . . . . . . . . .                    $    48,286    $    48,916
  Discounting of losses and loss adjustment expense reserve. . . . . . .                        162,094        165,991
  Other postretirement benefits. . . . . . . . . . . . . . . . . . . . .                         25,596         24,926
  Sale/leaseback of building . . . . . . . . . . . . . . . . . . . . . .                          7,758          8,000
  Nondeductible accruals . . . . . . . . . . . . . . . . . . . . . . . .                         21,432         22,879
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         24,591         29,607
                                                                                            -----------    -----------
Total deferred tax assets. . . . . . . . . . . . . . . . . . . . . . . .                        289,757        300,319

Deferred tax liabilities:
  Deferred acquisition costs . . . . . . . . . . . . . . . . . . . . . .                        (64,411)       (72,496)
  Net unrealized gains on securities . . . . . . . . . . . . . . . . . .                        (88,117)      (114,028)
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         (8,487)       (13,148)
                                                                                            -----------    -----------
Total deferred tax liabilities . . . . . . . . . . . . . . . . . . . . .                       (161,015)      (199,672)
                                                                                            -----------    -----------
Net deferred tax asset . . . . . . . . . . . . . . . . . . . . . . . . .                    $   128,742    $   100,647
                                                                                            -----------    -----------
                                                                                            -----------    -----------


  As defined by previous life insurance company tax law, certain amounts were accumulated tax free in a special memorandum account designated as "Policyholders' Surplus Account" and generally are not subject to federal income taxes until distributed to stockholders. The aggregate accumulation in this account is $17,623 at December 31, 1996. No provision has been made for federal income taxes on this account since distributions are not presently contemplated.

7. RESTRICTIONS ON SHAREHOLDERS' EQUITY

  Generally, the net assets of the Company's insurance subsidiaries available for transfer to ASFC are limited to the amounts that the insurance subsidiaries' net assets, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements; however, payments of such amounts as dividends may be subject to approval by regulatory authorities. At December 31, 1996, $7,200 of consolidated shareholders' equity represents net assets of the Company's insurance subsidiaries that cannot be transferred in the form of dividends, loans or advances to ASFC.

               AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. RECONCILIATION WITH STATUTORY ACCOUNTING POLICIES

  Net income of ASI and subsidiaries, as determined in accordance with statutory accounting practices, was $171,822, $197,058 and $177,654, for 1996, 1995 and 1994, respectively. Consolidated statutory shareholder's equity for ASI was $965,987 and $ 1,010,992 at December 31, 1996 and 1995, respectively.

9. EMPLOYEE BENEFIT PLANS

  PENSION PLAN. The funded status of the defined benefit pension plan and the amount recognized in the balance sheet are as follows:


                                                                                               1996           1995
                                                                                            -----------    -----------
Actuarial present value of benefit obligation:
  Vested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    $  (146,298)   $  (134,836)
  Non vested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         (5,751)        (7,909)
                                                                                            -----------    -----------
Accumulated benefit obligation . . . . . . . . . . . . . . . . . . . . .                       (152,049)      (142,745)
Effect of future compensation increases. . . . . . . . . . . . . . . . .                        (44,999)       (48,595)
                                                                                            -----------    -----------
Projected benefit obligation . . . . . . . . . . . . . . . . . . . . . .                       (197,048)      (191,340)
Plan assets available for benefits . . . . . . . . . . . . . . . . . . .                        187,445        172,913
                                                                                            -----------    -----------
Projected benefit obligation in excess of plan assets. . . . . . . . . .                         (9,603)       (18,427)
Unrecognized prior service cost. . . . . . . . . . . . . . . . . . . . .                          2,209          2,561
Unrecognized net loss. . . . . . . . . . . . . . . . . . . . . . . . . .                          7,342         19,355
                                                                                            -----------    -----------
Prepaid (accrued) pension cost included in the balance sheet . . . . . .                    $       (52)   $     3,489
                                                                                            -----------    -----------
                                                                                            -----------    -----------

  Assumptions used in the foregoing calculations are as follows:


                                                                               1996           1995           1994
                                                                            -----------    -----------    -----------
Assumed rate on plan assets. . . . . . . . . . . . . . . . . . . . . . .            9.0%           9.0%           9.0%
Weighted average discount rate . . . . . . . . . . . . . . . . . . . . .            7.0            7.0            8.0
Future compensation trends . . . . . . . . . . . . . . . . . . . . . . .            4.5            5.0            5.0


  The change in discount rate increased the accumulated benefit obligation by $17,800 as of December 31, 1995.

  Net pension cost for the defined benefit pension plans includes the following components:


                                                                               1996           1995           1994
                                                                            -----------    -----------    -----------
Service cost benefits earned . . . . . . . . . . . . . . . . . . . . . .    $     9,418    $     8,091    $     8,982
Interest cost on projected benefit obligation. . . . . . . . . . . . . .         12,482         11,322         10,189
Actual return on assets. . . . . . . . . . . . . . . . . . . . . . . . .        (17,547)       (31,425)         3,338
Net amortization and deferral. . . . . . . . . . . . . . . . . . . . . .          2,850         20,708        (13,779)
Impact of realignment of field operations (see Note 14). . . . . . . . .              -          3,029              -
                                                                            -----------    -----------    -----------
Net periodic pension cost. . . . . . . . . . . . . . . . . . . . . . . .    $     7,203    $    11,725    $     8,730
                                                                            -----------    -----------    -----------
                                                                            -----------    -----------    -----------

  POSTRETIREMENT BENEFIT PLAN. The postretirement defined benefit plan is unfunded; however, the details of the amount included in other liabilities are as follows:


                                                                                              1996           1995
                                                                                           -----------    -----------
Accumulated postretirement benefit obligation:
  Retirees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   $    28,538    $    34,715
  Fully eligible active plan participants. . . . . . . . . . . . . . . .                        11,774         12,746
  Other active plan participants . . . . . . . . . . . . . . . . . . . .                        16,146         16,384
                                                                                           -----------    -----------
                                                                                                56,458         63,845
Unrecognized net gain. . . . . . . . . . . . . . . . . . . . . . . . . .                        16,648          7,378
                                                                                           -----------    -----------
Accrued postretirement benefit cost. . . . . . . . . . . . . . . . . . .                   $    73,106    $    71,223
                                                                                           -----------    -----------
                                                                                           -----------    -----------


                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. EMPLOYEE BENEFIT PLANS (Continued)

  Assumptions used in the foregoing calculation at December 31 are as follows:


                                                                               1996           1995           1994
                                                                            -----------    -----------    -----------
Discount rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.0%           7.0%           8.0%
Rate of compensation increases . . . . . . . . . . . . . . . . . . . . .            4.5            5.0            5.0


  Net periodic postretirement benefit cost includes the following components:


                                                                               1996           1995           1994
                                                                            -----------    -----------    -----------
Service cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     1,685    $     1,395    $     2,033
Interest cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,700          4,057          4,373
Net amortization and deferral. . . . . . . . . . . . . . . . . . . . . .         (1,104)        (1,120)          (115)
                                                                            -----------    -----------    -----------
Net periodic benefit cost. . . . . . . . . . . . . . . . . . . . . . . .    $     4,281    $     4,332    $     6,291
                                                                            -----------    -----------    -----------
                                                                            -----------    -----------    -----------


  The calculation of the accumulated postretirement benefit obligation assumes a weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) of 8.5% for 1997 gradually decreasing to 5.0% by 2005. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation at December 31, 1996 by $3,952, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1996 by $431.

  INCENTIVE PLANS. Prior to the initial public offering, certain employees of the Company participated in various incentive plans maintained by LNC. In conjunction with the initial public offering, the Company established various incentive plans for eligible employees that provide for the issuance of stock options, restricted stock, stock appreciation rights, phantom stock or cash. These plans are comprised primarily of stock option incentive plans. Stock options are granted at the market price on the date of grant and, subject to termination of employment, expire 10 years from the date of grant. The options are exercisable in 25% increments on the option issuance anniversary in the four years following issuance. The maximum number of shares which can be granted from the stock option incentive plan is 1,000,000 from the inception of the plan to the plan expiration date on July 1, 2000. During 1996, options for 199,400 shares were granted with an exercise price of $23 per share. None of these options were exercisable nor were any forfeited during the year.

  In addition, 50,515 restricted shares of the Company's Common Stock were issued to key personnel. The shares are restricted from sale or trade for three years after grant except in a situation relating to death or disability. In addition, at the time restrictions lapse, compensation equal to the amount of dividends that would have been paid during the period the shares were restricted is paid to the personnel.

  The Company utilizes the intrinsic value method of accounting to determine whether compensation expense should be recognized in conjunction with its stock option incentive plan. As the amount the employee must pay to acquire the stock is equal to the quoted market price of the stock at the grant date, no compensation expense has been recognized for stock option incentive plans. Had compensation expense for the Company's stock option incentive plans for options been determined based on the estimated fair value at the grant date for awards under those plans, the Company's pro forma net income and earnings per share for 1996 would have been $168,266 or $3.01 per share, a decrease of $1,440 or $.02 per share. The effects on 1996 pro forma net income and earnings per share of expensing the estimated fair value of stock options are not necessarily representative of the effects on reported net income for future years due to factors such as the vesting period of the stock options and the potential for issuance of additional stock options in future years.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. EMPLOYEE BENEFIT PLANS (Continued)

  The fair value of options granted during 1996 were estimated as of the date of grant using a Black-Scholes option pricing model. The option pricing assumptions include a dividend yield of 3.7%; an expected volatility of 30%; a risk-free interest rate of 6.8%; and an expected life of 9 years. The average fair value per option granted during 1996 was $11.12 based on these assumptions.

10. RENT EXPENSE

  The principal leased property is the home office which is leased through a sale-leaseback agreement. The agreement,which was entered into in 1984, provides for a 25 year lease period with options to renew for six additional terms of five years each. The agreement also provides the Company with the right of first refusal to purchase the property during the term of the lease, including renewal periods, at a price as defined in the agreements. In addition, the Company has the option to purchase the leased property at fair market value as defined in the agreements on the last day of the initial 25 year lease period ending in 2009 or the last day of any of the renewal periods.

  Rent expense included in benefits and expenses amounted to approximately $16,980, $16,123 and $16,898 in 1996, 1995 and 1994, respectively. At
December 31, 1996, future minimum payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more consisted of the following:

              1997 . . . . . . . . . . . . . . .    $10,052
              1998 . . . . . . . . . . . . . . .      8,808
              1999 . . . . . . . . . . . . . . .      8,969
              2000 . . . . . . . . . . . . . . .     10,279
              2001 . . . . . . . . . . . . . . .      9,938
              2002 and thereafter. . . . . . . .     77,750

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. REINSURANCE ACTIVITIES

  The principal sources of reinsurance assumed are national and state associations. Reinsurance is ceded to other companies for risks which exceed retention limits and to provide for catastrophic claims.

  The effect of reinsurance on premiums written and earned is as follows:




                                                                              Earned
                                                  Written        ------------------------------------
                                                 Property-       Property-
                                                 Casualty        Casualty      Life             Total
                                                 --------        --------      ----             -----

1996
   Direct  . . . . . . . . . . . . . .           $1,642,016     $1,650,216        $58,975     $1,709,191
   Assumed . . . . . . . . . . . . . .                8,905         15,622          2,596         18,218
   Ceded . . . . . . . . . . . . . . .              (50,034)       (48,603)        (4,684)       (53,287)
                                                 ----------     ----------        -------     ----------
     Net . . . . . . . . . . . . . . .           $1,600,887     $1,617,235        $56,887     $1,674,122
                                                 ----------     ----------        -------     ----------
                                                 ----------     ----------        -------     ----------

1995
   Direct  . . . . . . . . . . . . . .           $1,674,470     $1,689,668        $57,872     $1,747,540
   Assumed . . . . . . . . . . . . . .               43,481         46,562          2,870         49,432
   Ceded . . . . . . . . . . . . . . .              (46,391)       (46,635)        (3,951)       (50,586)
                                                 ----------     ----------        -------     ----------
     Net . . . . . . . . . . . . . . .           $1,671,560     $1,689,595        $56,791     $1,746,386
                                                 ----------     ----------        -------     ----------
                                                 ----------     ----------        -------     ----------

1994
   Direct  . . . . . . . . . . . . . .           $1,657,930     $1,686,388        $54,469     $1,740,857
   Assumed . . . . . . . . . . . . . .               55,557         61,031          2,060         63,091
   Ceded . . . . . . . . . . . . . . .              (58,028)       (53,977)        (4,000)       (57,977)
                                                 ----------     ----------     ----------     ----------
     Net . . . . . . . . . . . . . . .           $1,655,459     $1,693,442        $52,529     $1,745,971
                                                 ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------


  Benefits and settlement expenses were reduced by $33,821, $22,904 and $24,399 in 1996, 1995 and 1994, respectively, as a result of ceded reinsurance arrangements. The Company remains contingently liable with respect to losses reinsured in the event any reinsurer is unable to meet obligations assumed.

12. OTHER TRANSACTIONS WITH AFFILIATES

  On March 29, 1995, the Company purchased 4,986,507 shares, or 29.22% of EMPHESYS Financial Group, Inc. from LNC for $193,227. This investment was accounted for using the equity method and resulted in earnings of $6,449 being included in net investment income through September 30, 1995. On August 22, 1995, a tender offer was extended by Humana, Inc. and on October 7, 1995, the Company tendered its investment in EMPHESYS stock resulting in an after-tax loss of $9,004.

  In January of 1996, the Company agreed to assume $63.7 million of liabilities, primarily loss and loss adjustment expense reserves, from an affiliate of LNC, on a closed block of specialty lines business. The Company received $63.7 million in assets, primarily cash, as part of the transaction. This run-off business covers primarily property, casualty, accident and health exposures on sports, leisure and entertainment venues.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. OTHER TRANSACTIONS WITH AFFILIATES (Continued)

  In addition to the above, the Company has various other transactions with LNC and its affiliates in the normal course of operations. These transactions include systems, strategic planning and management advice, financial services, investment services, legal services, accounting services, and assistance with employee benefits, information services, data processing, actuarial, marketing and human resources. In addition, the Company pays to LNC affiliates investment advisory fees. In 1996, 1995 and 1994, the Company paid LNC and its affiliates fees totaling $10,145, $10,454, and $7,614.

  At December 31, 1995, the Company had $37,910 invested in LNC's short-term investment pool. During 1996, the Company established its own short-term investment pool. In addition, the Company had $31,037 and $40,072, at cost, invested in mutual funds administered by a subsidiary of LNC with a fair value of $40,088 and $41,198 at December 31, 1996 and 1995, respectively.

  The Company provides supervision and administrative services to wholly-owned property and casualty insurance subsidiaries of LNC. In 1996, 1995 and 1994, LNC paid the Company fees totaling $432, $924, and $625, respectively.

  LNC paid the Company $7,425, $6,277 and $5,298 during 1996, 1995 and 1994 for administrative services and insurance coverages provided by the Company to LNC. The Company paid LNC $2,757, $6,935 and $2,601 during 1996, 1995 and 1994 for services rendered by LNC to purchase corporate insurance coverages. The Company's life insurance subsidiary paid LNC $4,267, $3,042 and $3,528 during 1996, 1995 and 1994 for reinsurance coverages.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


13. SEGMENT INFORMATION

  The Company, operates within the property/casualty and the life insurance industry through a network of independent agents. The property/casualty insurance industry is further broken down into commercial, personal and reinsurance business in runoff. Revenues, pre-tax operation income and identifiable assets for the property/casualty, life and holding company segments are as follows:



                                                                              Year Ended December 31,
                                                                              -----------------------
                                                                         1996           1995           1994
                                                                         ----           ----           ----

Revenue
  Property/casualty operations
    Net premiums earned and other revenue:
      Personal                                                       $  690,799     $  684,091     $  684,903
      Commercial                                                        925,680      1,005,364      1,003,209
     Reinsurance business in runoff                                         755            140          5,330
    Net investment income                                               238,227        233,759        230,945
    Net realized gain on investments                                     34,370         38,778         19,228
    Loss on operating properties                                              -        (28,350)             -
                                                                     ----------     ----------     ----------
  Total property/casualty operations                                  1,889,831      1,933,782      1,943,615
                                                                     ----------     ----------     ----------

  Life operations
    Net premiums earned and other revenue                            $   56,888     $   56,791     $   52,529
    Net investment income                                                33,975         32,810         29,509
    Net realized gain on investments                                      1,161          2,266            708
                                                                     ----------     ----------     ----------
  Total life operations                                                  92,024         91,867         82,746

  Holding company
    Net investment income                                            $    2,112     $        -     $        -
    Net realized gain on investments                                          7              -              -
                                                                     ----------     ----------     ----------
  Total holding company                                                   2,119              -              -
                                                                     ----------     ----------     ----------
Net revenues                                                         $1,983,974     $2,025,649     $2.026,361
                                                                     ----------     ----------     ----------
                                                                     ----------     ----------     ----------

Pre-tax income
  Property/casualty operations
    Underwriting gain (loss):
      Personal                                                       $  (59,955)    $  (32,789)    $  (49,800)
      Commercial                                                         (1,537)        45,762          4,533
      Reinsurance business in runoff                                    (26,639)       (69,826)       (23,777)
    Net investment income                                               238,227        233,759        230,945
    Net realized gain on investments                                     34,211         38,778         19,228
    Loss on operating properties                                              -        (28,350)             -
                                                                     ----------     ----------     ----------
      Total property/casualty operations                                184,307        187,334        181,129
      Total life operations                                              21,993         21,778         19,138
      Holding company                                                   (10,618)             -              -
                                                                     ----------     ----------     ----------
       Total pre-tax income                                          $  195,682     $  209,112     $  200,267
                                                                     ----------     ----------     ----------
                                                                     ----------     ----------     ----------

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. SEGMENT INFORMATION (Continued)

                                                          1996          1995
                                                          ----          ----
 Identifiable assets
   Property/casualty operations. . . . . . . . . .     $4,907,722    $4,981,343
   Life operations . . . . . . . . . . . . . . . .        585,726       560,325
   Holding company . . . . . . . . . . . . . . . .      1,663,690     1,668,707
   Eliminations. . . . . . . . . . . . . . . . . .     (1,616,055)   (1,671,190)
                                                       ----------    ----------
     Total identifiable assets . . . . . . . . . .     $5,541,083    $5,539,185
                                                       ----------    ----------
                                                       ----------    ----------

  The operating expenses of the Company have all been considered to be allocable to the segments since the Company's activities were all directly related to those segments through December 31, 1996. Capital expenditures and depreciation expense are not material.

14. REALIGNMENT OF FIELD OPERATIONS

  In November 1995, the Company approved a realignment plan which included the consolidation of the field operations from 20 divisional offices into four regional offices. Certain of the locations will be converted to service offices. Those operating properties owned by the Company that will not be used as a regional office will be sold. For each location to be downsized, job classifications, positions to be eliminated and individuals impacted were identified and severance benefits were communicated. This process was started in 1995 with the majority of the Realignment occurring in 1996 and the balance to be completed in 1997. Management estimated that the costs of realignment and valuation allowance for the sale of the operating properties based on independent appraisals with net carrying value representing the lower of cost or market, net of taxes, approximated $13,700 and $18,500, respectively, and was charged to income in 1995; accordingly, net income decreased $32,200.

  During 1996, the Company sold 4 of the divisional offices. At December 31, 1995, the Company had estimated that it would incur approximately $21,000 related to the various costs associated with the realignment plan and had accrued such costs. Through December 31, 1996, approximately $14,000 of the accrued costs have been paid. Management believes the balance of $7,000 is adequate to cover future expected payments.

15. CONTINGENCIES

  The Company is routinely involved in pending or threatened legal proceedings. Those proceedings sometimes involve alleged breaches of contract, torts (including bad faith and fraud claims) and miscellaneous other causes of action. Some of the pending litigation includes claims for punitive damages in addition to compensatory damages and other relief. While the aggregate dollar amounts involved in these legal proceedings cannot be determined with certainty, the amounts at issue could have a significant effect on the Company's results of operations. However, based upon information presently available, and in light of legal and other defenses available to the Company, management does not believe that any of these routine proceedings will have a material adverse effect on the financial results or operations of the Company.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. CONTINGENCIES (Continued)

  On February 14, 1996, three of the Company's property and casualty insurance subsidiaries were among 23 underwriters of real property insurance named defendants in a case brought in the United States District Court for the Western District of Missouri alleging that their underwriting, sales and marketing practices violated a number of civil rights laws (including, without limitation, the Fair Housing Act). The plaintiffs seek to represent themselves and a putative class of similarly situated persons in the State of Missouri. This action seeks injunction relief, unspecified compensatory damages, punitive damages and attorneys' fees. In response to motions filed by the defendants, the court dismissed the conspiracy court by Order dated October 2, 1996 but has required that the defendants answer the remaining counts and discovery has now begun. Management believes, based upon current information, that the Company's underwriting, sales and marketing practices have complied in all material respects with the applicable requirements of both state and federal law. The Company intends to vigorously defend this action.

  On August 29, 1996, the first of two actions were brought in Missouri state courts alleging that underinsured motorist insurance coverage sold in that state by three of the Company's property and casualty insurance subsidiaries constitutes "phantom coverage" when sold at limits equal to the State's financial responsibility requirements. In both actions, the plaintiffs seek to represent themselves and a putative class of similarly situated persons in the State of Missouri. The actions seek both compensatory and punitive damages based upon a number of legal theories, including, without limitation, breach of fiduciary duty, negligence, breach of contract, unjust enrichment and misrepresentation. While it is too early to fully evaluate the plaintiffs' allegations, the potential defenses available or the size of the putative class of plaintiffs, management does not believe, based upon current information, that the allegations have merit and it therefore intends to defend these actions vigorously.